CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-292506 on Form S-6 of our report dated March 9, 2026, relating to the financial statement of FT 12769, comprising Dow(R) Target 10 Mar. '26 - Term 4/9/27 (The Dow(R) Target 10 Portfolio, March 2026 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 9, 2026